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                                                                      EXHIBIT 23


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation of our report dated May 18, 1999 on the financial statements of DRK Enterprises, Inc. d/b/a Tulsat at December 31, 1998 included in this Form 8-K Current Report of ADDvantage Media Group, Inc. dated September 27, 1999, into ADDvantage Media Group, Inc.'s previously filed Registration Statement on Form S-8 (File No. 333-12641).

TULLIUS TAYLOR SARTAIN & SARTAIN LLP


Tulsa, Oklahoma
September 24, 1999